SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                         SELECTIVE INSURANCE GROUP, INC.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

    [LOGO] SELECTIVE                    Selective Insurance Group, Inc.
                                        40 Wantage Avenue
                                        Branchville, New Jersey 07890
                                        973-948-3000
                                        http://www.selective.com

Gregory E. Murphy
Chairman, President,
and Chief Executive Officer

April 3, 2003

Dear Stockholder of Selective Insurance Group, Inc.:

It is a pleasure to invite you to your Company's 2003 Annual Meeting of Stockholders to be held on Wednesday, May 7, 2003, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey. The Annual Report, as well as formal Notice of the Annual Meeting, together with the Proxy Statement and proxy, is enclosed with this letter.

Whether you own a few or many shares of stock and whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Please complete and file your proxy either by mail, electronically or by telephone as soon as possible.

Your continued support is appreciated. We look forward to seeing you at the meeting.

Warmest regards,


/s/ Gregory E. Murphy

Gregory E. Murphy

    [LOGO] SELECTIVE                    Selective Insurance Group, Inc.
                                        40 Wantage Avenue
                                        Branchville, New Jersey 07890
                                        973-948-3000
                                        http://www.selective.com

                       NOTICE OF ANNUAL MEETING TO BE HELD
                                   May 7, 2003

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Selective Insurance Group, Inc. (the "Company") will be held on Wednesday, May 7, 2003, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, for the following purposes:

1. To elect five directors for a term of three years each;

2. To consider and act upon a shareholder proposal; and

3. To transact such other and further business, if any, as properly may be brought before the meeting.

The Board of Directors has fixed the close of business on March 17, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

Once again, you may choose to vote your shares by using a toll-free telephone number or the Internet, as described on the proxy card. You may also mark, sign, date, and mail your proxy in the envelope provided, which requires no postage if mailed in the United States. We encourage you to complete and file your proxy by accessing the World Wide Web or by using a touch-tone telephone if these options are available to you. The method by which you decide to vote will not limit your right to revoke your proxy or to vote in person at the Annual Meeting should you later decide to attend the Annual Meeting in person.

By order of the Board of Directors,


/s/ Michele Nieroda Schumacher

Michele Nieroda Schumacher
Vice President, Corporate Secretary
and Corporate Governance Officer

Dated: April 3, 2003

                         Selective Insurance Group, Inc.
                                40 Wantage Avenue
                          Branchville, New Jersey 07890

                                 PROXY STATEMENT

                                 General Matters
This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Selective Insurance Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 7, 2003, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any adjournment thereof.

The Company has retained Georgeson Shareholder Communications, Inc. for a fee of $7,500, plus expenses, to aid in solicitation of proxies by mail, telephone, and personal contact. In addition to solicitation by mail and by certain employees of the Company (without additional compensation), arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners. The costs of the solicitation will be borne by the Company.

On March 17, 2003, which is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, there were outstanding and entitled to vote 26,891,464 shares of common stock, $2.00 par value ("Common Stock"). The Common Stock is the Company's only issued and outstanding class of voting stock. This Proxy Statement and the accompanying proxy are being mailed beginning on or about April 3, 2003, to all stockholders of record as of the record date. Under New Jersey law and the Company's By-Laws, each share of Common Stock outstanding as of the record date is entitled to one vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum. Under New Jersey law, proxies submitted with votes withheld for the election of directors, abstentions and broker non-votes are included in determining whether a quorum is present. Directors are elected by a plurality of votes cast, meaning that the five nominees receiving the greatest number of votes will be elected. Votes withheld for the election of any or all of the nominees have no impact on the election of directors except to reduce the number of votes for the nominee(s) for which votes are withheld. Approval of the shareholder proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions are counted as shares present at the meeting for purposes of determining a quorum. Similarly, shares which brokers do not have the authority to vote in the absence of timely instructions from beneficial owners ("broker nonvotes") are also counted at the meeting for purposes of determining a quorum. Abstentions and broker nonvotes are not considered votes cast and will not be counted either "for" or "against" the shareholder proposal and, accordingly, will have no effect on the outcome of the vote.

The only persons or groups that were known by the Company as of March 17, 2003, to be the beneficial owners of more than 5% of the Company's outstanding Common Stock are listed below:

Name and Address of Beneficial Owner    Amount and Nature of Beneficial Ownership    Percent of Class
Dimensional Fund Advisors, Inc.(1)                      1,684,800                           6.3%
1299 Ocean Avenue, 11th floor
Santa Monica, CA 90401

Commerce Insurance Company (2)                          1,782,500                           6.7 %
211 Main Street
Webster, MA 01570

(1) Dimensional Fund Advisors, Inc. ("Dimensional") a registered investment advisor and a Delaware corporation filed a Schedule 13G dated February 3, 2003, with the Securities and Exchange Commission. The Schedule 13G states that Dimensional is a registered investment advisor and furnishes investment advice to four registered investment companies and that it serves as investment manager to certain other commingled group trusts and separate accounts, and that in its capacity as investment advisor or manager that, at December 31, 2002, it had the power to vote and/or investment power over 1,684,800 shares. The Schedule 13G also indicates that Dimensional disclaims beneficial ownership of all such securities.

(2) Commerce Insurance Company, a Massachusetts property and casualty insurance company, filed a Schedule l3G dated January 24, 2001, with the Securities and Exchange Commission, which states that at December 31, 2000, it had the power to vote 1,782,500 shares.

As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the meeting, except the matters set forth in the Notice of Annual Meeting. If any such other business shall properly come before the meeting, it is intended that votes will be cast, pursuant to proxies solicited, in respect of any such other business in the discretion of the persons acting under said proxies. Duly executed proxies that contain no instructions to the contrary will be voted FOR the election of the five nominees named herein as directors of the Company, and AGAINST the shareholder proposal.

The Annual Report to Stockholders for the fiscal year ending December 31, 2002, is being provided to all stockholders of record as of the close of business on March 17, 2003 together with this Proxy Statement.

                                   HOW TO VOTE
Stockholders of record (that is, stockholders who hold their shares in their own name) can vote any one of three ways:

    1. By Mail: Sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

    2. By Telephone: Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.

    3. By Internet: Go to the web site listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the web site. If you vote through the Internet, you may incur telephone and/or Internet access charges from your service providers.

If you vote by telephone or the Internet, your electronic vote authorizes the named proxies to vote on your behalf in the same manner as if you signed, dated and returned your proxy card. IF YOU VOTE BY TELEPHONE OR THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

If your shares are held in the name of a bank, broker or other holder of record (that is, "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting may be offered to stockholders whose shares are held by banks and brokers.

                         CHANGING OR REVOKING YOUR VOTE
You may revoke your proxy by giving proper written notice of revocation to the Corporate Secretary of the Company before your proxy is exercised. You may change your vote at any time before the proxy is exercised. Any subsequent timely and valid vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before midnight eastern time, May 6, 2003 will be the one counted. You may also change your vote by voting in person at the annual meeting.

Stockholders who hold their shares in brokerage accounts, or "street name" stockholders, who wish to change their vote prior to the meeting, will need to contact the institution that holds their shares. If you wish to change your vote at the meeting, you will need to obtain a legal proxy from the institution that holds your shares.

                            I. ELECTION OF DIRECTORS
                                (Item 1 on Proxy)
The Company's Restated Certificate of Incorporation, as amended (the "Certificate"), and the By-Laws provide that the number of directors of the Company shall not be less than seven nor more than twenty, and such number within the minimum and maximum limitations shall be fixed from time to time by a resolution approved by a majority of the whole Board of Directors. As provided in the Certificate, the Board of Directors is divided into three classes, equal or nearly as equal as possible, so that directors serve staggered three-year terms.

The Board has nominated A. David Brown, William M. Kearns, Jr., S. Griffin McClellan III, and J. Brian Thebault for reelection as directors for three-year terms expiring at the Annual Meeting of Stockholders in 2006. All such persons are currently directors and were previously elected by stockholders. John F. Rockart, Ph.D., who is also nominated for election as director for a three-year term expiring at the Annual Meeting of Stockholders in 2006, was elected by the Board as a director on July 1, 2002 and added to the Class of Directors whose terms expire in 2003. Mr. Thomas D. Sayles, Jr., who has been a director since 1988, retired from the Board effective January 15, 2003. The Board reduced the number of directors from twelve to eleven effective at the February 2003 Board Meeting.

In the event any nominee shall be unable to serve as a director at the time of the Annual Meeting of Stockholders, which the Board of Directors does not presently expect, the proxies in favor of such unavailable nominee will be voted for a consenting nominee selected by the Board of Directors. None of the nominees for director are related to any executive officer or director of the Company or another nominee by blood, marriage or adoption.

Directors shall be elected by a plurality of the votes cast.

                                    NOMINEES

The following information is set forth with respect to the five nominees for election as directors at the Annual Meeting of Stockholders to serve three-year terms expiring at the Annual Meeting of Stockholders in 2006.

Name of Directors            Positions and Offices in Company and Business Experience
-----------------            --------------------------------------------------------
A. David Brown               Partner, Whitehead Mann, executive recruiting, since 1997; Managing Vice
   Age: 60                   President, Korn/Ferry International, executive recruiting, 1994 to 1997; served
   Director since: 1996      in various executive positions with R.H. Macy & Co., Inc., 1968 to 1994;
   Term to expire: 2006      Director, the Zale Corporation, since 1997; Director, The Sports Authority,
                             Inc., since 1998; Trustee, Drew University; Trustee, Jackie Robinson Foundation.

William M. Kearns, Jr.       President, W.M. Kearns & Co., Inc., a private investment company, since 1994;
   Age: 67                   Chairman and Co-CEO, Keefe Managers, LLC, a money management firm, since 2002;
   Director since: 1975      Vice Chairman Keefe Managers, Inc., a money management firm, from 1998 to 2002;
   Term to expire: 2006      Director, Transitor Devices, Inc., since 1991; Director, United States Shipping,
                             LLC, since 2002; Senior Advisor to Proudfoot Consulting, PLC, since 1996;
                             Trustee of EQ Advisors Trust (Equitable Life Assurance Society of the U.S.),
                             since 1997; Director, Gridley and Company LLC, since 2001; Executive Vice
                             President, Greater New York Council of Boy Scouts of America, since 1985;
                             Trustee, Morristown Memorial Health Foundation, since 1999; Member Executive
                             Advisory Committee, William E. Simon School of Business Administration,
                             University of Rochester, since 1986.

S. Griffin McClellan III     Retired, formerly Chairman of Crestmont Federal Savings and Loan Association.
   Age: 65
   Director since: 1980
   Term to expire: 2006

John F. Rockart, Ph.D.       Senior Lecturer Emeritus, Massachusetts Institute of Technology ("MIT"), since
   Age: 71                   July 2002; Schussel Distinguished Senior Lecturer of MIT, July 1999 to July
   Director since: 2002      2002; Senior Lecturer and Director, Center for Information Systems Research,
   Term to Expire: 2006      MIT, July 1982 to July 1999; Director, Keane, Inc., since 1968; Director,
                             Comshare Inc., since 1988; Director, Tufts New England Medical Center, since
                             1981, and Vice Chairman, since 2001.

J. Brian Thebault            Chairman and Chief Executive Officer, L.P. Thebault Company, graphic
   Age: 51                   communications, since 1998; President and Chief Executive Officer, L.P. Thebault
   Director since: 1996      Company, 1985 to 1998.
   Term to expire: 2006

                              CONTINUING DIRECTORS

The following information is set forth with respect to the directors whose terms of office will continue after the Annual Meeting.

Name of Directors               Positions and Offices in Company and Business Experience
-----------------               --------------------------------------------------------
Paul D. Bauer                   Retired, formerly Executive Vice President and Chief Financial Officer of Tops
  Age: 59                       Markets, Inc.; Director, R P Adams Co., since 1996; Director, IMC, Inc., 1995 to
  Director since: 1998          2000; Vice-Chairman, Catholic Health Systems of Western New York, since 1998;
  Term to expire: 2005          Trustee, D'Youville College, since 1995; Board Member of the Buffalo Intercity
                                Scholarship Opportunity Network; Director, Rosina Holdings Inc., since 2002.

William A. Dolan, II            Attorney, Of Counsel to Lucas and Gaus, Esq., since 2001; Attorney, Of Counsel
  Age: 71                       to Michael C. Gaus, Esq., 1998 to 2001; Of Counsel, Kelly, Gaus & Holub, 1994 to
  Director since: 1988          1998; Director, since 1982, and Chairman of the Board, 1988 to 1996, High Point
  Term to expire: 2005          Financial Corporation.

C.Edward Herder, CPCU           President, Chester H. Herder & Son, Inc., general insurance agency, since 1959;
  Age: 67                       Chairman, Herder Tarricone Associates, 1994 to 1996, general insurance agency;
  Director since: 1978          Trustee, Hunterdon Healthcare System, Inc., since 1983.
  Term to expire: 2004

Joan M. Lamm-Tennant, Ph.D.     Senior Vice President, General Reinsurance Corporation, a reinsurance company,
  Age: 50                       since 1996; formerly Professor of Finance, Villanova University, 1988 to 2001;
  Director since: 1993          Thomas G. Labreque Endowed Chair in Business, Villanova University, from 1999 to
  Term to expire: 2005          2001.

Gregory E. Murphy               Chairman, President and Chief Executive Officer of the Company, since May 2000;
  Age: 47                       President and Chief Executive Officer of the Company, May 1999 to May 2000;
  Director since: 1997          President and Chief Operating Officer of the Company, 1997 to May 1999;
  Term to expire: 2004          Director, Newton Memorial Hospital Foundation, Inc., since September 1999;
                                Trustee, the American Institute for CPCU (AICPCU) and the Insurance Institute of
                                America (AIA), since June 2001.

William M. Rue, CPCU            President, Chas. E. Rue & Son, Inc. t/a Rue Insurance, general insurance agency,
  Age: 55                       since 1987; Director, 1st Constitution Bank, since 1989; Director, Robert Wood
  Director since: 1977          Johnson University Hospital at Hamilton, since 1993; Trustee, Rider University,
  Term to expire: 2004          since 1993; Director, Robert Wood Johnson University Hospital Foundation, since
                                1999.

                        EXECUTIVE OFFICERS OF THE COMPANY

As of March 17, 2003, the executive officers of the Company were:

Gregory E. Murphy         age 47    Chairman, President and Chief Executive Officer. *

Richard W. Berstein       age 51    Executive Vice President and General Counsel, since December
                                    2002; Executive Vice President from November 2002 to December
                                    2002; from February 1990 to October 2002, Vice President,
                                    General Counsel and Secretary, MetLife Auto & Home, a property and casualty insurance company and a subsidiary of MetLife.

Debra P. Carter           age 46    Senior Vice President and Director of Human Resources, since
                                    February 2003; Vice President and Director of Human Resources,
                                    November 1992 to February 2003.

James W. Coleman, Jr.     age 44    Executive Vice President, Diversified Insurance Services, since
                                    July 1999; Senior Vice President, Strategic Business Units, May
                                    1996 to July 1999.

Richard F. Connell        age 57    Executive Vice President and Chief Information Officer, since
                                    August 2000; from 1996 to August 2000, Vice President and Chief
                                    Technology Officer, Liberty Mutual Insurance Company, an
                                    insurance company that provides life and property & casualty insurance.

Sharon R. Cooper          age 41    Senior Vice President and Director of Communications, since
                                    February 2003; Vice President and Director of Communication,
                                    December 2000 to February 2003; from December 1996 to December
                                    2000, Director of Media Relations, Allstate Insurance, a
                                    personal lines insurance company.

Kerry A. Guthrie          age 45    Senior Vice President and Chief Investment Officer, since August
                                    2002; Vice President and Senior Investment Officer, February
                                    2002 to August 2002; Vice President, Investments, February 1996
                                    to February 2002.

Jamie Ochiltree III       age 50    Executive Vice President, Insurance Operations, since July 1999;
                                    Executive Vice President, Branch and Field Operations, 1997 to
                                    July 1999.

Dale A. Thatcher          age 41    Executive Vice President, Chief Financial Officer and Treasurer,
                                    since February 2003; Senior Vice President, Chief Financial
                                    Officer and Treasurer, April 2000 to February 2003; from May
                                    1989 to April 2000, Chief Accounting Officer and Assistant
                                    Controller, Ohio Casualty Insurance Group, a property and
                                    casualty insurance company.

Ronald J. Zaleski         age 48    Executive Vice President and Chief Actuary, since February 2003;
                                    Senior Vice President and Chief Actuary, February 2000 to
                                    February 2003; Vice President and Chief Actuary, September 1999
                                    to February 2000; from June 1998 to September 1999, Vice
                                    President and Chief Actuary, TIG Insurance Company, a property and casualty specialty company; from June 1976 to March 1997,
                                    Senior Vice President and Chief Actuary, Zurich Personal
                                    Insurance, a property and casualty insurance company.

All terms of office are for a one-year period.

*See additional information about Mr. Murphy on page 4.

                    STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth, as of February 18, 2003, certain information with respect to shares of Common Stock beneficially owned by (i) each director;
(ii) each of the executive officers named in the Summary Compensation Table below; and (iii) all of the Company's directors and executive officers as a group:

                                         Number of Shares
                                        Beneficially Owned        Options           Total Shares
Name                                    (Excluding options)   Exercisable (1)   Beneficially Owned*
----                                    -------------------   ---------------   -------------------
Paul D. Bauer                                 10,611               12,000              22,611
A. David Brown                                11,852               21,000              35,852
James W. Coleman, Jr.                         53,258               66,300             119,558
Richard F. Connell                            20,000               19,000              39,000
William A Dolan, II                           37,196(2)            21,000              58,196
C. Edward Herder, CPCU                        85,675(3)            27,000             112,675
William M. Kearns, Jr.                        76,640               27,000             103,640
Joan M. Lamm-Tennant, Ph.D.                   12,231               27,000              39,231
S. Griffin McClellan III                      27,399(4)            27,000              54,399
Gregory E. Murphy                            153,037(5)            51,616             204,653
Jamie Ochiltree III                           86,972               80,936             167,908
John F. Rockart, Ph.D.                         1,161                    0               1,161
William M. Rue, CPCU                         245,059(6)            27,000             272,059**
J. Brian Thebault                             16,107(7)            21,000              37,107
Ronald J. Zaleski                             25,500               25,000              50,500
All directors and executive officers
as a group (20 persons)                      952,763              554,202           1,506,965***

* The amount of shares beneficially owned by each of the above-named directors and officers, except Mr. Rue, is less than 1% of the Common Stock outstanding.
** The total number of shares of beneficially owned by Mr. Rue represents 1.0% of the Common Stock outstanding.
*** The total number of shares of Common Stock beneficially owned by the directors and executive officers as a group represents 5.6% of the Common Stock outstanding.
(1) Includes shares which could be purchased under options exercisable on February 18, 2003, and options which become exercisable within 60 days thereafter.
(2) Includes 2,100 shares held by wife, of which Mr. Dolan disclaims beneficial ownership.
(3) Includes the following:
    (a) 13,495 shares held by wife.
    (b) 4,800 shares held by The Hand Income Trust. Mr. Herder and his wife are the co-trustees of the Trust and disclaim beneficial ownership of these shares.
(4) Includes 2,000 shares held by wife, of which Mr. McClellan disclaims beneficial ownership.
(5) Includes 1,393 and 917 held in custody for daughter and son, respectively.
(6) Includes the following:
    (a) 16,292 shares held by Chas. E. Rue & Sons, Inc., a general insurance agency of which Mr. Rue is President and owner of more than a 5% equity interest (See page 21 of this proxy statement)
    (b) 12,928 and 12,796 shares held in trust for daughter and son, respectively.
    (c) 990 shares held by wife, of which Mr. Rue disclaims beneficial ownership.
    (d) 27,124 shares held by a trust for the benefit of son and daughter, of which Mr. Rue is a co-trustee.
(7) Includes 100 shares held in custody for son.

                            COMPENSATION OF DIRECTORS

During 2002, nonemployee directors, consisting of all directors other than Mr. Murphy, received Directors' fees, which are fixed annually, in accordance with the terms of the Stock Compensation Plan for Nonemployee Directors (the "Stock Plan"). Under the Stock Plan, the Director receives his or her annual fees for services as a Director in (i) shares of Common Stock or (ii) in cash and shares of Common Stock, at the election of the Director, provided that no more than 50% of the compensation is paid in cash. The annual fees are fixed annually by the Board of Directors and are paid quarterly on January 1, April 1, July 1, and October 1 of each year. The number of shares of Common Stock to be issued to each director on each payment date is determined by dividing one-fourth of the amount of annual fees to be paid in Common Stock by the fair market value (the average of the high and low sale price of a share of Common Stock as reported on the NASDAQ National Market) of a share of Common Stock on such payment date. For 2002, the annual fees were fixed at $38,000. At the November 2002 Board Meeting, the Board fixed the annual fees for 2003 at $38,000. In addition to the annual fees received under the Stock Plan, effective January 1, 2003, the Board approved committee fees as follows: $1,500 for each in-person meeting attended, and $1,000 for each telephonic meeting attended. These committee fees are paid in cash.

On or before December 20 of each year, the directors must elect to receive up to 50% of their annual fees in cash. Messrs. Herder and McClellan elected to receive 50% of their annual fees for the year 2002 in cash. In addition, each nonemployee director may also elect on or before December 20 of each year to defer the receipt of their annual fees under the Stock Plan, and any dividends accrued with interest thereon, to a specified future year, the attainment of age 70 or termination of services as a director. Messrs. Bauer, Brown, Dolan, Thebault and Ms. Lamm-Tennant elected to defer their 2002 annual fees under the Stock Plan. Of the directors who did not defer their annual fees, Messrs. Kearns and Rue each received 1,573 shares, Messrs. Herder and McClellan each received 787 shares and Mr. Rockart received 785 shares.

The Board of Directors terminated the Directors' Plan (the retirement plan for directors) on December 31, 1997. In connection therewith, the present value of the future benefits of each eligible nonemployee director was determined to be fully vested as of December 31, 1997. The Company converted those benefits into units, with each such unit having a value equal to the fair market value of a share of Common Stock on December 31, 1997. Each unit accrued an amount equal to the dividends declared and paid on a share of Common Stock. Dividends accrued on units were reinvested in additional units in the same manner as dividends are reinvested in shares of Common Stock under the Company's dividend reinvestment plan for stockholders. On May 8, 2002, following approval by stockholders, the Company converted the units into a fixed number of shares of Common Stock. Those shares of Common Stock were credited to an account established for each participant. Each participant has made an irrevocable election to defer receipt of the shares until termination of service as a director or to receive the shares in installments over not more than a five year period beginning as of the January 1 following termination of service as a director. Cash dividends declared and paid on the shares of Common Stock are credited to the director's account. The cash portion of the account is credited with interest at the end of each year at the annual rate equal to the average two-year United States Treasury Bill rate for that year. If distributions are made prior to the end of any year, interest will be paid on the cash portion being distributed at an annual rate equal to the average two-year United States Treasury Bill rate from the beginning of that year to the date of distribution. The cash portion of the account will be distributed to the director on the date(s) the shares are distributed. In the event of a "Change in Control" of the Company which results in the termination of a director's service as a director of the Company, the shares of Common Stock and cash in the director's account will be distributed to the director on the first day of the month following the termination of service as a director. For purposes of that distribution, "Change of Control" means: (i) an acquisition of a controlling interest in the Company's voting securities;
(ii) an election contest; (iii) a successful tender or exchange offer by a person other than the Company or an affiliate of the Company; (iv) a merger; or
(v) a consolidation or other business combination, any of which result in directors constituting a majority of the Board nominated by management of the Company immediately prior to such event ceasing to be directors after the event.

The Company also has a Stock Option Plan for Directors (the "Option Plan"), which applies only to nonemployee directors. Under the Option Plan, each eligible director automatically receives an option to purchase 3,000 shares of Common Stock on March 1 of each year. Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under options granted pursuant to the Option Plan is 850,000, which may be authorized but unissued shares or treasury shares. The exercise price for each share of Common Stock subject to an option granted is the fair market value of a share of Common Stock on the date such option is granted. The exercise price is payable in cash or in Common Stock of the Company. Any option granted under the Plan becomes exercisable on the first anniversary of the date it was granted. No option is exercisable after the tenth anniversary of the grant. In the event of an optionee's death or disability, an option may be exercised, in whole or in part, by the optionee's executor, administrator, guardian or legal representative in accordance with the terms of such option. On March 1, 2002, options to purchase 3,000 shares of Common Stock were granted to each eligible director at an exercise price of $22.68 per share, the fair market value on that date.

                      COMMITTEES OF THE BOARD OF DIRECTORS

                                           Corporate      Salary &
Board Member                     Audit   Governance (1)   Benefits    Finance   Executive
------------                     -----   --------------   --------    -------   ---------
Paul D. Bauer                      X                         X
-----------------------------------------------------------------------------------------
A. David Brown                                 X             C                      X
-----------------------------------------------------------------------------------------
William H. Dolan, II               X                         X
-----------------------------------------------------------------------------------------
C. Edward Herder, CPCU                         X             X
-----------------------------------------------------------------------------------------
William M. Kearns, Jr.                         C                         X          X
-----------------------------------------------------------------------------------------
Joan M. Lamm-Tennant, PhD.         C                                     X          X
-----------------------------------------------------------------------------------------
S. Griffin McClellan III                                     X           C          X
-----------------------------------------------------------------------------------------
Gregory E. Murphy *                                                      X          C
-----------------------------------------------------------------------------------------
John F. Rockart, Ph D.             X                                     X
-----------------------------------------------------------------------------------------
William M. Rue, CPCU                                                     X
-----------------------------------------------------------------------------------------
J. Brian Thebault                  X                         X
-----------------------------------------------------------------------------------------
Total meetings held in 2002        5           2             6           4          0

Total number of Board meetings during 2002: 8
* Chairman of the Board     C= Chairperson     X=Member
(1) At the May 8, 2002 Organizational Meeting, the Committee on Directors and the Conflict of Interest Committees were combined to form the Corporate Governance Committee. Prior to May 8, 2002, the Committee on Directors met two times and the Conflict of Interest Committee met one time.
--------------------------------------------------------------------------------
Audit Committee: The Audit Committee, consisting of all independent directors, oversees the Company's financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee also supervises the relationship between the Company and its independent auditors, including making decisions with respect to appointment, retention (or removal), reviewing the scope of audit services, approving significant non-audit services and confirming independence.

Corporate Governance: The Corporate Governance Committee, consisting of all independent directors, has responsibility for the development and adoption of corporate governance guidelines, appointment of Board committee members and chairpersons, appointment of new Board directors and nomination of continuing directors. The committee also develops and adopts guidelines for corporate charitable contributions and oversees the Company's conflict of interest policy. This committee will consider nominees recommended by stockholders for election as directors at an Annual Meeting of Stockholders but does not solicit such recommendations. Shareholders who wish to propose a nominee for election must do so in writing addressed to the Chairman of the Corporate Governance Committee, c/o the Corporate Secretary of the Company, 40 Wantage Avenue, Branchville, NJ 07890. The procedures for making such recommendations can be found in "Shareholder Proposals" on page 22 of the Proxy Statement.

Salary and Employee Benefits Committee: The Salary and Employee Benefits Committee, consisting of all independent directors, is responsible for setting the executive compensation policies of the Company and evaluating the performance and level of compensation of the executive officers of the Company and its subsidiaries. The Committee continuously evaluates employee benefits and makes recommendations to the Board in connection with these benefits. The Committee also administers the Company's stock option plans and is the Trustee of the Retirement Savings Plan and the Retirement Income Plan.

Finance Committee: The Finance Committee establishes overall investment policies and guidelines of the Company and reviews and approves investments made by the Company.

Executive Committee: The Executive Committee meets, as may be required, when the Board of Directors is not in session and has the right and authority to exercise all the powers of the Board of Directors on all matters brought before it, except matters concerning the Company's investments.

                     ATTENDANCE OF BOARD MEMBERS AT MEETINGS
During 2002, all Board members attended 75% or more of the aggregate number of meetings of the Board and of the meetings of Committees on which they served, except for Ms. Lamm-Tennant who attended 71% of the aggregate number of meetings of the Board and of the meetings of Committees on which she served.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based on the Company's review of Forms 3, 4, and 5 and written representations submitted to the Company during and with respect to the fiscal year ended December 31, 2002, the Company believes that all statements of transactions of beneficial ownership required to be filed by directors and officers of the Company with the Securities and Exchange Commission were timely filed.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                           SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ended December 31, 2002, 2001 and 2000, the compensation, paid or accrued for those years, to the Chairman, President and Chief Executive Officer, and each of the four most highly compensated executive officers of the Company who served as executive officers at the end of fiscal year 2002. (See footnote 1 below)

                                                                                            Long-Term
                                                                                          Compensation
                                            Annual Compensation                              Awards
                                        -----------------------------------------   -------------------------
                                                                                                   Securities   All Other
                                                                        Other        Restricted    Underlying    Compen-
Name and                                                                Annual         Stock        Options/     sation
Principle Position               Year   Salary($)(1)   Bonus($)(2)   Compensation   Awards($)(3)     SARs(#)     ($)(4)
------------------               ----   -----------    ----------    ------------   -----------    ----------   ---------
Gregory E. Murphy                2002     582,308        197,438              --      210,500        10,000      24,304
Chairman, President &            2001     544,231         66,000              --      567,188        15,000      12,510
Chief Executive Officer          2000     471,154             --              --      229,688        10,000      13,569

Jamie Ochiltree III              2002     308,462         69,750              --      105,250         5,000      18,491
Executive Vice President         2001     288,077         35,000              --      158,813         7,000      13,577
                                 2000     262,346             --              --      114,844         7,500      14,649

Richard F. Connell               2002     283,462         64,125              --      105,250         5,000      10,214
Executive Vice President &       2001     263,846         35,000       47,145(5)       90,750         2,000       5,250
Chief Information Officer        2000     100,961(6)      50,000       61,025(7)       53,063         5,000       2,019

James W. Coleman, Jr.            2002     278,462         63,000       55,456(8)      105,250         5,000      11,986
Executive Vice President         2001     257,692         35,000       80,272(9)      158,813         7,000       7,455
                                 2000     227,923             --              --      114,844         7,500       7,643

Ronald J. Zaleski                2002     271,615         61,425              --      105,250         5,000       9,786
Executive Vice President         2001     253,077         35,000      60,000(10)      158,813         7,000       5,250
& Chief Actuary                  2000     228,846             --      65,029(11)       45,938         3,000       5,250

                     FOOTNOTES TO SUMMARY COMPENSATION TABLE
(1) The executive officers received cash compensation only from the Company's subsidiary, Selective Insurance Company of America ("SICA"). SICA also provides the employee benefit plans in which such executive officers participate.

(2) Effective for the fiscal year 1994, the Company adopted a Rewards Program by which employees may receive a stated percentage of salary as Annual Cash Incentive Payments if they achieve specified personal goals and the Company achieves stated corporate performance goals. The amounts for 2001 and 2002 indicate the amounts awarded to Messrs. Murphy, Ochiltree, Connell, Coleman, and Zaleski. There were no Annual Cash Incentive Payments made for 2000. See the "Report of the Company's Salary and Employee Benefits Committee" set forth in this Proxy Statement. The amount for 2000 for Mr. Connell indicates the amount paid to him as a condition of accepting employment with the Company.

(3) The aggregate value of restricted stock awards at the end of 2002 was $1,485,620 for Mr. Murphy, $642,090 for Mr. Ochiltree, $302,160 for Mr.
     Connell, $642,090 for Mr. Coleman, and $440,650 for Mr. Zaleski. At the end of 2002, the aggregate number of restricted shares held by Mr. Murphy, 59,000; by Mr. Ochiltree, 25,500; by Mr. Connell, 12,000; by Mr. Coleman, 25,500; and by Mr. Zaleski 17,500. The restricted stock awards were made under the Company's Stock Option Plan II under which such shares and accrued dividends vest after four years from the date of grant depending upon the achievement of predetermined performance goals. The value of the restricted stock awards shown in this footnote is based on the closing market price per share of Common Stock on December 31, 2002, of $25.18. The values set forth in the table for Messrs. Murphy, Ochiltree, Coleman, and Zaleski are based on the closing price on the date of each of the grants, which were $15.3125, $22.6875, and $21.05 on February 3, 2000, February 6,
     2001, and February 5, 2002, respectively. The values set forth in the table for Mr. Connell are based on the closing price on the date of each of the grants, which were $17.6875, $22.6875, and $21.05 on August 8, 2000,
     February 6, 2001, and February 5, 2002, respectively.

(4) The amounts in "All Other Compensation" include Company contributions under the Company's Retirement Savings Plan for the fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000. This Plan is a defined contribution plan available to substantially all employees. Company contributions are 30% vested after two years of service and become 100% vested after six years of service. The Company contributions reflected in the table above for 2002 are $5,500 for Mr. Murphy, $4,604 for Mr. Ochiltree, $4,229 for Mr. Connell, $4,154 for Mr. Coleman, and $4,053 for Mr. Zaleski. The amounts also include Company contributions under SICA's Deferred Compensation Plan to the extent a participant did not receive the maximum matching contribution permissible under the Company's Retirement Savings Plan due to limitations under the Internal Revenue Code. This plan provides a select group of management or highly compensated employees of SICA and its subsidiaries and certain affiliated entities with the opportunity to elect to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment options. The Company contributions reflected in the table for 2002 are $12,285 for Mr. Murphy, $6,510 for Mr. Ochiltree, $5,985 for Mr. Connell, $5,880 for Mr. Coleman, and $5,733 for Mr. Zaleski. In addition, the amounts for 2002 for Messrs. Murphy, Ochiltree and Coleman in the "All Other Compensation" column also include $6,519, $7,377 and $1,952 respectively, representing the difference between the market rate of interest and the actual rate of interest on indebtedness of such executive officer to the Company. For additional information relating to such indebtedness, see "Interest of Management and Others in Certain Transactions" set forth on page 21 in this Proxy Statement.

(5) Mr. Connell received this amount for the tax gross up for relocation expenses reimbursed in 2000 and included in his taxable income for 2000.

(6) This amount represents Mr. Connell's compensation from August 7, 2000, which is the date he commenced employment with the Company, through the end of 2000.

(7)  Mr. Connell received this amount from the Company for relocation expenses.

(8) Mr. Coleman received this amount for the tax gross up for relocation expenses reimbursed in 2001 and included in his taxable income for 2001.

(9)  Mr. Coleman received this amount from the Company for relocation expenses.

(10) Mr. Zaleski received this amount for the tax gross up for relocation expenses reimbursed in 2000 and included his taxable income for 2000.

(11) Mr. Zaleski received this amount from the Company for relocation expenses.

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
The following table contains information concerning stock options granted in 2002 to each of the executive officers named in the Summary Compensation Table.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                             Individual Grants                                                 Grant Date Value
------------------------------------------------------------------------------------------     ----------------
                        Number of         % of
                        Securities        Total Options/
                        Underlying        SARs Granted to   Exercise or
                        Options/SARs      Employees in      Base Price                       Grant Date
Name                    Granted (1) (#)   Fiscal Year       ($/Sh) (2)     Expiration Date   Present Value ($) (3)
----                    ---------------   -----------       ----------     ---------------   ---------------------
Gregory E. Murphy           10,000             6.59          20.75             02/05/12           54,850
Jamie Ochiltree III          5,000             3.29          20.75             02/05/12           27,425
Richard F. Connell           5,000             3.29          20.75             02/05/12           27,425
James W. Coleman, Jr.        5,000             3.29          20.75             02/05/12           27,425
Ronald J. Zaleski            5,000             3.29          20.75             02/05/12           27,425

(1) The stock options were granted under the Company's Stock Option Plan II and Stock Option Plan III ("the Plans"). The Plans permit the granting of options to all employees and permits the granting of SARs in tandem with any or all stock options. If a SAR is exercised, the employee must surrender the related stock option or portion thereof. Upon exercise of a SAR, payment will be made by the Company in stock, cash, or some combination thereof as a committee appointed by the Board of Directors shall determine at the time of exercise. None of the options granted to the named executive officers in 2002 has SARs attached. Under the terms of the Plans, options or any related SARs, may be granted at no less than fair market value as of the date of grant. They must be exercised within ten years from the date of grant. In the event of any change in the number of outstanding shares of the Common Stock of the Company as a result of a stock dividend, stock split, or other readjustments, the committee appointed by the Board of Directors shall make an appropriate adjustment in the aggregate number of shares which may be subject to stock options granted under the Plans and in the number of shares subject to and the option price of each then outstanding option. The Company's Stock Option Plan II expired on September 1, 2002 and was replaced by Stock Option Plan III, which was approved at the Annual Meeting of Shareholders on May 8, 2002. All of the options granted to the named executives in 2002 were granted under Stock Option Plan II.

(2) The options set forth in the table above were granted on February 5, 2002 at an exercise price equal to the fair market value of a share of Common Stock at such date and were immediately exercisable.

(3) The Black-Scholes option pricing method has been used to calculate the present value as of the date of grant and it is not intended to forecast appreciation, if any, of the Company's stock price. The present value as of the date of the grant, calculated using the Black-Scholes method, is based on assumptions about future interest rates, expected life of the options, dividend yield and stock price volatility. The risk free interest rate is based on a zero coupon US Government Issue with the same terms and maturity date as the specified option grant. The volatility is based on an estimate of the future price variability of Selective Insurance Group, Inc. (SIGI) stock for a term commensurate with the expected life of the option. There is no assurance that these assumptions will prove to be true in the future. Listed below are the various assumptions that were made with regard to the grants:

                      -------------------------------------------
                           Exercise Price                 $20.75
                      -------------------------------------------
                      Risk Free Interest Rate              4.7%
                      -------------------------------------------
                      Expected Life of Option             7 Years
                      -------------------------------------------
                           Dividend Yield                  2.4%
                      -------------------------------------------
                        Expected Volatility                 24%
                      -------------------------------------------

                      OPTION AND SAR EXERCISES AND HOLDINGS
The following table sets forth information with respect to each of the executive officers named in the Summary Compensation Table concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARs held as of the end of the last fiscal year.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                     Value of
                                                             Number of               Unexercised
                                                             Securities Underlying   In-the-Money
                                                             Unexercised             Options/ SARs
                                                             Options/ SARs at        at Fiscal
                                                             Fiscal Year-End (#)     Year-End ($) (2)
                                                             ************            ************
                        Shares Acquired        Vlue          Exercisable/            Exercisable/
Name                    on Exercise (#)   realized ($) (1)   Unexercisable           Unexercisable
----                    ---------------   ----------------   -------------           -------------
Gregory E. Murphy             61,804         $627,183               41,616/             142,083/
                                                                          0                    0

Jamie Ochiltree III            3,940          $39,664               73,936/             491,891/
                                                                          0                    0

Richard F. Connell                --               --               12,000/              65,065/
                                                                          0                    0

James W. Coleman, Jr.          3,213          $32,684               61,300/             368,899/

                                                                          0                    0
Ronald J. Zaleski                 --               --               18,000/              94,613/
                                                                          0                    0

(1) Value realized represents the market price on the date of exercise, less the option exercise price.

(2) The value of unexercised in-the-money options is based on the closing market price per share of Common Stock on December 31, 2002, of $25.18, less the option exercise price per share.

                              EMPLOYMENT AGREEMENTS
Under an employment agreement with Selective Insurance Company of America ("SICA") effective August 1, 1995, amended May 1, 1998, May 2, 2000 and August 1, 2001 and in effect through August 1, 2004, Mr. Murphy receives an annual base salary of not less than $550,000 through August 1, 2004. The Board has set Mr. Murphy's annual base salary for 2003 at $640,000. Under an employment agreement with SICA effective October 31, 1995, amended October 31, 1998, May 2, 2000 and October 31, 2001, and in effect through October 31, 2004, Mr. Ochiltree receives an annual base salary of not less than $290,000 through October 31, 2004. The Board has set Mr. Ochiltree's annual base salary for 2003 at $340,000. Under an employment agreement with SICA effective August 8, 2000, and amended March 1, 2003, Mr. Connell receives an annual base salary of not less than $300,000 through March 1, 2006. The Board has set Mr. Connell's annual base salary for 2003 at $300,000. Under an employment agreement with SICA dated May 2, 1997, amended May 2, 2000 and March 1, 2003, Mr. Coleman receives an annual base salary of not less than $294,000 through March 1, 2006. The Board has set Mr. Coleman's annual base salary for 2003 at $294,000. If any of these executive officers is not reelected to his current position, or if he is terminated without cause, he will be entitled to receive severance pay equal to his salary and certain benefits in effect at the time of his termination of employment for a period of two years after the date of such termination, payable in monthly installments. If he is terminated for cause, he is entitled to receive that portion of his salary earned to the date of his termination and the benefits accrued to him under certain employee benefit plans to the date of such termination, to the extent that such benefits may be payable to him under the provisions of such plans in effect on the date of the termination of his employment. The Company has guaranteed SICA's performance of all its obligations under the employment agreements.

                             TERMINATION AGREEMENTS
Messrs. Murphy, Ochiltree, Connell, Coleman, and Zaleski have termination agreements with SICA pursuant to which payments will be made under certain circumstances following a Change in Control of the Company, as defined in the agreements. Mr. Murphy's agreement is automatically renewable for successive one-year terms each August, unless prior written notice of non-renewal is given. Mr. Ochiltree's agreement is automatically renewable for successive one-year terms each October unless prior written notice of non-renewal is given. Mr. Connell's agreement is effective August 8, 2000 through August 8, 2003, and is thereafter automatically renewable for successive one-year terms each August unless prior written notice of non-renewal is given. Mr. Coleman's agreement is automatically renewable for successive one-year terms each May unless prior written notice of non-renewal is given. The agreement for Mr. Zaleski is automatically renewable for successive one-year terms each September unless prior written notice of non-renewal is given. Each agreement provides that, in the event of a Change in Control of the Company, SICA shall continue to employ the executive officer in the capacities in which he was serving immediately prior to the Change in Control for a period of three years, commencing on the date on which the Change in Control shall have occurred, which term will be automatically renewed for successive one-year periods unless prior written notice is given. Each agreement provides that if the executive officer's employment is terminated (as defined in the agreement) after a Change in Control occurs, other than (i) due to the executive officer's death or retirement, (ii) by SICA for Cause or Disability, or (iii) by the executive officer other than for Good Reason (as such foregoing capitalized terms are defined in the agreement), the executive officer will be entitled to receive earned but unpaid base salary through the date of termination, as well as any incentive compensation benefits or awards that have been accrued, earned, or become payable but which have not been paid, and as severance pay in lieu of any further salary for periods subsequent to the date of termination, an amount in cash equal to his "annualized includible compensation for the base period" (as defined in Section 280G(d)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), multiplied by a factor of 2.99, provided that if any of the payments or benefits provided for in the agreement, together with any other payments or benefits that the executive officer has the right to receive would constitute a "parachute payment" (as defined in Section 280G(b) of the Code), the Company shall pay to the executive officer on a net after-tax basis the greater of (1) the payments and benefits due to the executive officer reduced in order of priority and amount as executive officer shall elect, to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code or (2) payments and benefits due to the executive officer, plus an amount in cash equal to (x) the amount of such "excess parachute payments" multiplied by (y) twenty (20%) percent. The Company has guaranteed SICA's performance of all its obligations under the termination agreements.

                                  PENSION PLANS

The Company maintains a noncontributory Retirement Income Plan. This pension plan covers substantially all employees, including officers. Compensation covered under the plan consists only of basic wages and salaries, not including overtime and bonuses, i.e., only the "Salary" column of the Summary Compensation Table. If the employee is married, the normal form of benefit is a joint and survivor annuity for the employee and spouse. If the employee elects against such annuity with the spouse's consent, a single life annuity may be paid. The Company has a nonqualified supplemental pension plan to provide benefits that would have been paid by the qualified plan, but for the limitations imposed by the Internal Revenue Code on the maximum benefits payable and the compensation upon which qualified plan benefits may be calculated.

As of December 31, 2002 the Chairman, President and Chief Executive Officer and the other executive officers named in the Summary Compensation Table had the following credited years of service under the pension plans: Mr. Murphy, 21 years; Mr. Ochiltree, 7 years; Mr. Connell, 1 year; Mr. Coleman, 19 years; and Mr. Zaleski, 2 years. The plan was amended as of July 1, 2002 and provides for different calculations based on service with the company as of the date of the amendment. Two of the four calculations apply to the executive officers named in the Summary Compensation Table.

Table 1 illustrates annual pension benefits, including supplemental benefits, at normal retirement (age 65) for various years of credited service in the form of a single life annuity and prior to any offset for Social Security benefits for participants that were deemed to be in the Transition Group. Employees who had at least five years of vesting service as of July 1, 2002, and whose age plus years of vesting service equaled or exceeded 55 as of July 1, 2002 qualified for this group.

Monthly plan benefits at normal retirement age are computed by adding two calculations. The first is the former plan calculation which provides for 2% of "average monthly compensation" (based on the monthly average of the member's compensation for the 60 months out of the most recent 120 months of employment preceding the member's termination of employment for which the employee's compensation is the highest) less 1 3/7% of a social security benefit multiplied by the number of years of benefit service through June 30, 2002 (up to a maximum of 35 years). The second calculation provides for 1.2% of average monthly compensation (as defined herein) multiplied by the number of years of benefit service after June 30, 2002.

Calculations in this table apply to Mr. Murphy, Mr. Ochiltree and Mr. Coleman.

Table 1                              Years of Service
              ------------------------------------------------------------------
Remuneration       5       10         15        20        25        30        35
--------------------------------------------------------------------------------
200,000       19,200   39,200    59,200    79,200    99,200    119,200   139,200
225,000       21,600   44,100    66,600    89,100    111,600   134,100   156,600
250,000       24,000   49,000    74,000    99,000    124,000   149,000   174,000
275,000       26,400   53,900    81,400    108,900   136,400   163,900   191,400
300,000       28,800   58,800    88,800    118,800   148,800   178,800   208,800
325,000       31,200   63,700    96,200    128,700   161,200   193,700   226,200
350,000       33,600   68,600    103,600   138,600   173,600   208,600   243,600
375,000       36,000   73,500    111,000   148,500   186,000   223,500   261,000
400,000       38,400   78,400    118,400   158,400   198,400   238,400   278,400
425,000       40,800   83,300    125,800   168,300   210,800   253,300   295,800
450,000       43,200   88,200    133,200   178,200   223,200   268,200   313,200
475,000       45,600   93,100    140,600   188,100   235,600   283,100   330,600
500,000       48,000   98,000    148,000   198,000   248,000   298,000   348,000
525,000       50,400   102,900   155,400   207,900   260,400   312,900   365,400
550,000       52,800   107,800   162,800   217,800   272,800   327,800   382,800
575,000       55,200   112,700   170,200   227,700   285,200   342,700   400,200
600,000       57,600   117,600   177,600   237,600   297,600   357,600   417,600
625,000       60,000   122,500   185,000   247,500   310,000   372,500   435,000
650,000       62,400   127,400   192,400   257,400   322,400   387,400   452,400
675,000       64,800   132,300   199,800   267,300   334,800   402,300   469,800
700,000       67,200   137,200   207,200   277,200   347,200   417,200   487,200
725,000       69,600   142,100   214,600   287,100   359,600   432,100   504,600
750,000       72,000   147,000   222,000   297,000   372,000   447,000   522,000
775,000       74,400   151,900   229,400   306,900   384,400   461,900   539,400
800,000       76,800   156,800   236,800   316,800   396,800   476,800   556,800

Table 2 illustrates annual pension benefits, including supplemental benefits, at normal retirement (age 65) for various years of benefit service in the form of a single life annuity and prior to any offset for Social Security benefits for participants that were deemed to be in the Other Group, which means that they were hired by the Company before July 1, 2001 and as of July 1, 2002, had neither (1) attained age 50 and completed 5 years of vesting service, nor (2) completed 25 years of vesting service.

Monthly plan benefits at normal retirement age are computed by comparing two calculations and providing the benefit which is the greater of the two. The first is the former plan calculation which provides for 2% of "average monthly compensation" (based on the monthly average of the member's compensation for the 60 months out of the most recent 120 months of employment preceding the member's termination of employment for which the employee's compensation is the highest) less 1 3/7% of a social security benefit multiplied by the number of years of benefit service through June 30, 2002 (up to a maximum of 35 years). The second calculation provides for 1.2% of average monthly compensation (as defined herein) multiplied by all years of benefit service.

Calculations in this table apply to Mr. Connell and Mr. Zaleski.

Table 2                              Years of Service
              ------------------------------------------------------------------
Remuneration      5         10        15        20        25        30        35
--------------------------------------------------------------------------------
200,000       18,000   38,000    58,000    78,000    98,000    118,000   138,000
225,000       20,250   42,750    65,250    87,750    110,250   132,750   155,250
250,000       22,500   47,500    72,500    97,500    122,500   147,500   172,500
275,000       24,750   52,250    79,750    107,250   134,750   162,250   189,750
300,000       27,000   57,000    87,000    117,000   147,000   177,000   207,000
325,000       29,250   61,750    94,250    126,750   159,250   191,750   224,250
350,000       31,500   66,500    101,500   136,500   171,500   206,500   241,500
375,000       33,750   71,250    108,750   146,250   183,750   221,250   258,750
400,000       36,000   76,000    116,000   156,000   196,000   236,000   276,000
425,000       38,250   80,750    123,250   165,750   208,250   250,750   293,250
450,000       40,500   85,500    130,500   175,500   220,500   265,500   310,500
475,000       42,750   90,250    137,750   185,250   232,750   280,250   327,750
500,000       45,000   95,000    145,000   195,000   245,000   295,000   345,000
525,000       47,250   99,750    152,250   204,750   257,250   309,750   362,250
550,000       49,500   104,500   159,500   214,500   269,500   324,500   379,500
575,000       51,750   109,250   166,750   224,250   281,750   339,250   396,750
600,000       54,000   114,000   174,000   234,000   294,000   354,000   414,000
625,000       56,250   118,750   181,250   243,750   306,250   368,750   431,250
650,000       58,500   123,500   188,500   253,500   318,500   383,500   448,500
675,000       60,750   128,250   195,750   263,250   330,750   398,250   465,750
700,000       63,000   133,000   203,000   273,000   343,000   413,000   483,000
725,000       65,250   137,750   210,250   282,750   355,250   427,750   500,250
750,000       67,500   142,500   217,500   292,500   367,500   442,500   517,500
775,000       69,750   147,250   224,750   302,250   379,750   457,250   534,750
800,000       72,000   152,000   232,000   312,000   392,000   472,000   552,000

                      EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information as of December 31, 2002 with respect to compensation plans under which shares of the Company's common stock may be issued.

                                                                                                            (c)
                                                                                                    Number of securities
                                                                                                    remaining available
                                                (a)                                                 for future issuance
                                     Number of securities to                  (b)                        under equity
                                    be issued upon exercise of         Weighted-average               compensation plans
                                       outstanding options,      exercise price of outstanding     (excluding securities
Plan Category                           warrants and rights       options, warrants and rights    reflected in column (a))
-------------                       --------------------------   -----------------------------   --------------------------
Equity Compensation plans                    1,320,304                        $19.31                     2,811,297(1)
approved by security holders

Equity Compensation                              0                             N/A                         801,283(2)
plans not approved by security
holders

Total                                        1,320,304                        $19.31                     3,612,580

(1) Includes 384,525 shares available for issuance under shares available for issuance under Selective's Employee Stock Purchase Plan and 425,872 shares available for issuance of Selective's Stock Compensation Plan for Non-Employee Directors and 1,984,000 shares available under Stock Option Plan III, which can be issued either as stock options or in the form of restricted stock awards.

(2) This is the number of shares available for issuance under Selective's Stock Purchase Plan for Independent Insurance Agents.

Stock Purchase Plan For Independent Insurance Agents

The Plan

The Company's Board of Directors adopted the Selective Insurance Group Stock Purchase Plan for Independent Insurance Agents (the "Plan") to motivate persons performing independent insurance agency services for us by enabling them to participate in our long-term growth and success by purchasing shares of the Company's common stock at a discounted price. The Plan was originally adopted in May 1989 and was most recently amended on July 24, 2000. The purchase price for shares offered under the Plan is the average of the high and low sale prices of the Company's common stock quoted on the NASDAQ National Market on the date of purchase, less a discount of 10%.

Eligibility

Each independent insurance agency which is under contract with us to promote and sell our insurance products is eligible to participate in the Plan and to purchase shares of our common stock under the Plan. Also eligible to purchase shares under the Plan are: the principals, general partners, officers and stockholders of eligible insurance agencies, key employees of eligible insurance agencies designated by the principals, general partners or officers of the agencies, their individual retirement plans, their Keogh plans, and employee benefit plans of eligible insurance agencies.

Restrictions on Shares Purchased under the Plan

Shares purchased under the Plan on or after August 3, 1999, are restricted for a period of one-year beginning on the date of the day after the purchase. During this one-year period, shares purchased under this plan cannot be sold, transferred, pledged, assigned or disposed of in any way.

                  REPORT OF THE SELECTIVE INSURANCE GROUP, INC.
                     SALARY AND EMPLOYEE BENEFITS COMMITTEE
The Salary and Employee Benefits Committee (the "Committee") of the Board of Directors is responsible for setting the executive compensation policies of the Company and evaluating the level of compensation of the executive officers of the Company and its subsidiaries relative to the positions and performances of the executive officers. The Committee's decisions on executive compensation are subject to the approval of the Board of Directors, except for grants under certain of the Company's employee benefit plans, which are made solely by the Committee in order for such plans to satisfy the administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and Section 162(m) of the Internal Revenue Code. The Committee consists of Messrs. Brown (Chairman), Bauer, Dolan, Herder, McClellan and Thebault, all of whom are nonemployee directors, within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m). For purposes of this report, the term "Company" means Selective Insurance Group, Inc. and its subsidiaries unless the context otherwise requires.

The Committee's executive compensation policies are intended to enable the Company to attract and retain qualified executives and compensate them in direct relationship to their accomplishments and levels of responsibility by combining a base salary component with annual bonus and long-term incentive components. The levels of annual total compensation for executive officers are generally intended to be comparable to the levels of annual total compensation paid to executives with comparable responsibilities in a group of other companies in the insurance industry, while providing for annual and long-term incentives which are subject to the achievement of performance-related goals. The comparison group of companies are identified by the Company as being similar in size and scope to Selective using external surveys. This comparison group of companies in the insurance industry is smaller and more diverse than the group comprising the Company's peer group for purposes of the performance graph set forth on page 19 in this Proxy Statement.

After determining the levels of compensation for each executive officer as compared with his or her counterparts in the identified industry group, the Committee weighs the executive officer's performance and level of responsibility and considers such executive officer's contributions to the achievement of financial and other goals of the Company. These goals are established in advance and may relate to the executive officer's performance, the Company's performance, or both. Among the criteria used in determining base salaries are:
(i) the Company's financial performance compared to its performance in the prior year, including the Company's combined ratio (both overall and by lines of insurance), return on equity, results of operations and overall financial condition; (ii) the managerial ability of such executive officer as evaluated by the Committee, taking into account the evaluation of such person by the Chief Executive Officer; and (iii) such officer's ability to develop personnel within the areas of his or her responsibility for the future operation of the Company. These criteria are the more significant factors used by the Committee in reaching its decisions on executive compensation. As a result of the individual evaluations, for any particular year the compensation level of each executive officer may be higher or lower than that of comparable executives in the comparison group and may vary each year depending upon the achievement of the individual.

The Committee meets a minimum of four times a year. Changes in the base salary component of executive compensation do not necessarily occur annually, but may occur after a longer period of time.

In addition to the base salary component of executive officers' compensation, cash payments under the Company's Annual Cash Incentive Plan (the "ACIP" Plan) may be earned. Individual cash incentive awards under the ACIP Plan are subject to two separate and distinct criteria related to the Company's performance as established by the Committee at the beginning of the year. The criteria established by the Committee for 2002 was as follows: (1) If the Company met certain strategic initiatives which were aimed at commercial lines and personal lines price increases, introduction of new technology for agents, the rollout of the Claims Service Center, and the expansion of business opportunities through the growth of the Company's Diversified Insurance Services businesses, then all employees, including the executive officers, could earn a portion of his/her target incentive percentage as specified in the ACIP Plan; and (2) If the Company also achieved financial targets related to operating income and combined ratio, then all employees, including the executive officers, could earn an additional portion of his/her target incentive percentage as specified in the ACIP Plan.

In February 2003, the Committee reviewed each executive officer's performance evaluation by the Chief Executive Officer, the strategic initiatives and the recommendations of the Chief Executive Officer as to the executive's achievement and the Company's achievement of the strategic initiatives and financial targets for 2002 using the criteria described above. Based upon the Company's performance in 2002 and the ACIP Plan percentage guidelines, the Committee determined that the Company achieved both the strategic initiatives, financial targets and that annual cash incentives would be awarded for to the Company's executive officers for the year ended December 31, 2002, in accordance with the ACIP Plan.

The two forms of executive officers' long-term incentive compensation are stock options (with or without tandem stock appreciation rights) and stock grants under the Company's Stock Option Plan II (which is no longer issuing new options) and the Company's Stock Option Plan III, which went into effect upon stockholder approval in May 2002 (the "Plans"). The Committee believes that stock ownership by management encourages management to enhance stockholder value. Under the current Plan, stock options (with or without tandem stock appreciation rights) granted to executive officers and other employees give optionees the right to purchase shares of the Company's Common Stock over a ten-year period at the fair market value per share on the date of grant. Generally, the Committee grants options to executive officers based on their assessment of individual merit, taking into account, among other things the performance evaluations of such executive officers by the Chief Executive Officer. The number of options granted at any given time is also determined, in part, by the executive officer's level of responsibility (i.e., more options are given to employees and executives in positions of greater responsibility), and the date of the last option grant to such person. In recent years, the Company has generally granted options on an annual basis, but options are not necessarily granted annually to each executive officer. Grants of stock also provide incentive to the executive officers to enhance stockholder value. Under the Plan, the Committee, in its discretion, may make restricted or unrestricted grants of Common Stock, or grant rights to receive Common Stock, to executive officers and other employees, in addition to or in substitution for stock options or stock appreciation rights. Grants made to executive officers are subject to the attainment of one or more performance-related objectives and other terms and conditions as may be determined by the Committee in its discretion. In 2002, grants of restricted stock under the Plans were made to all executive officers. All restricted stock grants to executive officers vest after a period of four years and are subject to the attainment of various predetermined corporate financial goals, such as return on equity or cumulative earnings or premium growth during the vesting period.

On February 5, 2002, the Committee granted Mr. Murphy 10,000 restricted shares of the Company's Common Stock under the Plan. The shares vest four years after the grant and are subject to the achievement of predetermined corporate performance goals, including fiscal year return on average equity during the vesting period. On the same date, the Committee granted Mr. Murphy a non-qualified stock option to purchase 5,181 shares of the Company's common stock at an exercise price of grant of $20.75 per share, and an incentive stock option to purchase 4,819 shares of the Company's common stock at an exercise price at the fair market value on the date of grant of $20.75 per share.

The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code for compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment.

The Committee's basis for determining the compensation of the Chief Executive Officer has been substantially the same as those referred to above with respect to the Company's other executive officers. The Committee seeks to maintain the base salary of the Chief Executive Officer at a level competitive with the mid-range of the base salaries of the chief executive officers of other insurance companies in the Company's identified comparison group. Mr. Murphy is also eligible to participate in the same employee benefit plans available to the other executive officers of the Company.

No Compensation Committee interlocks or insider participation in compensation decisions occurred during the fiscal year ended December 31, 2002.

Submitted by the Salary and Employee Benefits Committee of the Company's Board of Directors: A. David Brown (Chairman), Paul D. Bauer, William A. Dolan, II, C. Edward Herder, S. Griffin McClellan III, and J. Brian Thebault.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2002, the Salary and Employee Benefits Committee was composed of A. David Brown, Paul D. Bauer, William A. Dolan, II, C. Edward Herder, S. Griffin McClellan III, and J. Brian Thebault. None of these individuals were employed as officers or employees of the Company. No executive officer of the Company served on the compensation committee of another entity or as a director of another entity, one of whose executive officers served on the Salary and Employee Benefits Committee.

          REPORT OF THE SELECTIVE INSURANCE GROUP, INC. AUDIT COMMITTEE

The Audit Committee is composed of five independent directors and acts under a written charter approved by the Board of Directors. The members of the Audit Committee are Messrs. Bauer, Dolan, Rockart and Thebault, and Ms. Lamm-Tennant (Chairperson), each of whom is independent as defined by the National Association of Securities Dealers, Inc. listing standards.

The Audit Committee oversees the Company's financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee supervises the relationship between the Company and its independent auditors, including making decisions with respect to their appointment, retention or removal, reviewing the scope of their audit services, approving significant non-audit services, and confirming the independence of the independent auditors.

Management has primary responsibility for the Company's financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon.

In fulfilling its responsibilities, the Committee has periodically met and held discussions with management, the independent auditors and appropriate Company financial personnel. The Committee reviewed the Company's consolidated financial statements for the year ended December 31, 2002, and the report of the independent auditors with respect to such financial statements and has discussed them with management and the independent auditors. Management represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Management further represented to the Committee that they have reviewed the Company's disclosure controls and procedure and that management believes those controls are effective.

The Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Committee has also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with the independent auditors their independence.

Based on the review, discussions and representations referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company's Board of Directors: Joan M. Lamm-Tennant (Chairperson), Paul D. Bauer, William A. Dolan, II, John F. Rockart, and J. Brian Thebault.

                                   AUDIT FEES
The following table shows the aggregate fees billed to the Company for the year ended December 31, 2002, by the Company's independent auditors, KPMG LLP:

     Audit fees                                  $440,000
     Financial information systems
     design and implementation fees              none

     All other fees:

              Audit related fees                 $213,000(1)
              Other non-audit fees               none
                                                 -----------
     Total all other fees                        $213,000

     (1) Audit related fees consisted primarily of audits on the financial statements of the Company's insurance subsidiaries and employee benefit plans, and the auditors' issuance of their consent in connection with the Company's Senior Convertible Note offering.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal auditors' independence.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

The following graph demonstrates a five-year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. companies), and the Fire, Marine and Casualty insurers (Nasdaq Market).

      [THE FOLLWING DATA IS REPRESENTED BY A CHART IN THE PRINTED MATERIAL]

                                                             NASDAQ Stocks
                                                             (S1C 6330-
                                                             6339 US
                                                             Companies)
                              Selective       Nasdaq Stock   Fire, Marine,
                              Insurance       Market (US     and Casualty
                 Date         Group, Inc.     Companies)     Insurance

               12/31/1997        100.000        100.000        100.000
               01/30/1998         96.296        103.169         97.265
               02/27/1998        102.145        112.863        102.116
               03/31/1998        100.051        117.037        102.521
               04/30/1998        102.378        119.015        100.485
               05/29/1998         98.701        112.403         96.898
               06/30/1998         83.849        120.253         91.282
               07/31/1998         72.505        118.845         87.394
               08/31/1998         67.028         95.281         79.303
               09/30/1998         72.094        108.499         78.427
               10/30/1998         69.031        113.266         84.010
               11/30/1998         71.622        124.779         85.649
               12/31/1998         76.365        140.990         85.304
               01/29/1999         69.250        161.453         78.199
               02/26/1999         69.660        146.991         79.946
               03/31/1999         67.390        158.091         79.544
               04/30/1999         74.081        163.108         82.580
               05/28/1999         72.710        158.531         86.513
               06/30/1999         73.433        172.766         83.918
               07/30/1999         76.081        169.642         79.469
               08/31/1999         69.172        176.797         77.048
               09/30/1999         73.298        177.013         70.424
               10/29/1999         72.570        191.190         70.032
               11/30/1999         68.537        214.363         65.141
               12/31/1999         67.313        261.484         64.175
               01/31/2000         58.991        251.857         59.997
               02/29/2000         61.064        299.872         58.307
               03/31/2000         67.492        293.743         70.029
               04/28/2000         74.908        247.070         67.874
               05/31/2000         73.508        217.289         67.979
               06/30/2000         75.751        255.451         59.086
               07/31/2000         73.508        241.592         64.876
               08/31/2000         72.117        270.174         68.632
               09/29/2000         71.866        235.087         68.448
               10/31/2000         69.353        215.769         69.081
               11/30/2000         81.517        166.241         72.868
               12/29/2000         98.225        157.417         83.533
               01/31/2001         89.364        176.478         74.249
               02/28/2001         88.648        136.619         73.651
               03/30/2001         94.698        117.482         77.035
               04/30/2001        100.468        135.006         77.794
               05/31/2001        102.545        134.812         82.464
               06/29/2001        109.436        138.458         84.593
               07/31/2001        108.698        129.664         85.751
               08/31/2001        103.638        115.548         83.818
               09/28/2001         96.253         96.077         84.389
               10/31/2001         88.620        108.411         82.073
               11/30/2001         96.433        123.846         85.197
               12/31/2001         90.245        124.886         85.318
               01/31/2002         86.840        123.939         85.758
               02/28/2002         93.548        111.047         90.314
               03/28/2002        111.655        118.330         94.249
               04/30/2002        125.455        108.502        100.548
               05/31/2002        113.831        103.716         97.102
               06/28/2002        119.085         94.321         98.528
               07/31/2002        107.273         85.709         90.763
               08/30/2002         99.824         84.801         88.882
               09/30/2002         91.914         75.674         82.665
               10/31/2002         94.748         86.008         87.244
               11/29/2002        109.357         95.598         89.363
               12/31/2002        107.144         86.327         87.387


GRSP Total Returns Index for:                12/1997   12/1998   12/1999   12/2000   12/2001   12/2002
-----------------------------                -------   -------   -------   -------   -------   -------
Selective Insurance Group, Inc.                100.0      76.4      67.3      98.2      90.2     107.1
Nasdaq Stock Market (US Companies)             100.0     141.0     261.5     157.4     124.9      86.3
NASDAQ Stocks (SIC 6330-6339 US Companies)     100.0      85.3      64.2      83.5      85.3      87.4
Fire, Marine, and Casualty Insurnace

Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year--end, is not a tading day, the preceding trading day is used.
     D.   The index level for all series was set to $100.0 on 12/31/1997.

1. The graph was prepared by the Center for Research in Security Prices ("CRSP"). The NASDAQ Stock Market index includes all U.S. Companies in NASDAQ and the published industry index includes 68 NASDAQ Company stocks in SIC Major Group 633 (SIC 6330-6339 U.S. fire, marine and casualty insurance). A complete list of these companies may be obtained from CRSP at the University of Chicago Graduate School of Business, 725 South Wells Street, Suite 800, Chicago, Illinois, 60637; (773) 834-4606. CRSP reweighs the indices daily, using the market capitalization on the previous trading day.

                            II. SHAREHOLDER PROPOSAL
                             (Item 2 on Proxy Card)
We received a notice from John L. Soldoveri that he intends to present a proposal at the Annual Meeting. Mr. Soldoveri's address and stock ownership will be furnished by the Company's Corporate Secretary to any stockholder, either orally or in writing as requested, promptly upon receipt of any oral or written request therefore. The proposal is as follows:

WHEREAS, earnings per share and returns on equity were significantly lower during 2000 and 2001 than during the prior five years; and

WHEREAS, 2001 compensation of senior executive officers increased substantially over 2000, and the CEO realized significant benefits from exercising stock options and selling Company stock during 2001 and 2002;

RESOLVED to recommend that until the Company achieves at least a 12% average return on equity for two successive years, the Board of Directors not approve compensation increases (other than CPI-based cost-of-living increases) above 2000 levels to senior executive officers or directors; and

FURTHER RESOLVED to recommend that the Board not award stock, stock options or similar compensation to senior executive officers or directors unless such compensation is performance-based, conditioned upon the Company's achieving at least a 12% average return on equity for two successive years; and

FURTHER RESOLVED to recommend that the Board enter into understandings with senior executive officers and directors not to exercise stock options or to sell or otherwise dispose of stock until the Company achieves at least a 12% average return on equity for two successive years.

Statement in Support of Proposal

2000 and 2001 diluted earnings per share were $1.01 and $0.98, respectively, compared to $1.90 average diluted earnings per share for the prior five years. Average returns on equity during 2002 and 2001 were 4.6% and 4.4%, respectively, compared to 11.5% for the prior five years. Notwithstanding these decreases:

     o During 2001 the Company increased the Chief Executive Officer's cash compensation to $610,231, a 29.5% increase over 2000.

     o During 2001 the Company awarded the CEO restricted stock worth $567,188, 147% higher than the value of his 2000 stock awards.

     o During 2001 the Company granted the CEO options on 15,000 shares, 50% higher than options granted in 2000.

     o During 2001 the CEO exercised options to buy 11,780 shares, realizing $167,070 profit.

     o During February 2002 the Company awarded 10,000 shares to the CEO, who sold 7,192 shares, realizing $147,148.

     o During May 2002 the CEO exercised options to buy 23,100 shares. He immediately resold such shares at $29.00 per share, realizing $324,500 profit.

     o During June 2002 the CEO exercised options to buy 15,574 shares. He immediately resold such shares at $26.50 per share, realizing $127,000 profit.

     o During September 2002 the CEO exercised options to buy 12,256 shares. He immediately resold 8,194 shares at $24.40 per share, retaining 4,062 shares having a $97,500 value.

     o During 2001 the Company significantly increased the direct and indirect compensation of other senior executive officers above 2000 levels.

The 2001 Annual Report states that management established a goal of 12% for average return on equity. Senior management's compensation should be directly linked to overall Company financial performance, including achieving that highly important stated return on equity goal.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE SHAREHOLDER
                      PROPOSAL FOR THE FOLLOWING REASONS:
The Board believes that if it were to implement the recommendations contained in the proposal, Selective's ability to attract and retain qualified management would be significantly impaired. The Board believes that its compensation policies already link overall compensation to both the financial goals of Selective and long-term stock appreciation, and that restricting the compensation paid to executives to levels paid in the year 2000 and restricting the Board's ability to grant stock options would place Selective at a significant competitive disadvantage in attracting and retaining the executive talent necessary for Selective's ongoing success. The Board of Directors believes that this proposal recommending certain actions by the Board is not in the best interests of Selective or its stockholders and recommends that stockholders vote "AGAINST" the proposal.

As stated above in the Report of the Selective Insurance Group, Inc. Salary and Employee Benefits Committee (the "Report"), Selective's executive compensation policies are intended to attract and retain qualified executives and to compensate them in direct relationship to their accomplishments and levels of responsibility. The levels of annual total compensation for executive officers are generally intended to be comparable to the levels of annual total compensation paid to executives with comparable responsibilities in a group of other companies in the insurance industry, while providing for annual and long-term incentives which are subject to the achievement of performance-related goals. The comparison group of companies are identified by Selective as being similar in size and scope to Selective using external surveys. After determining the levels of compensation for each executive officer as compared with his or her counterparts in the identified insurance industry group, the Salary and Employee Benefits Committee weighs each executive officer's performance and level of responsibility and considers the executive officer's contributions to the achievement of financial and other goals of Selective. Selective's criteria for determining executive compensation is described in more detail in the Report beginning on page 15 in this proxy statement.

The Board believes its compensation policies align the interests of executive officers, directors and stockholders and, in fact, encourage executive officers and directors to focus on long-term performance. The Board believes the executives and directors are focused on long-term performance, as Selective's combined ratio has outperformed the property and casualty insurance industry's combined ratio as published by A.M. Best, a leading insurance rating agency, for each year in 14 out of the last 15 years and, in addition, has outperformed the average of the industry combined ratios over the last 15 years by 3.4 points. In addition, the annual average total return of Selective common stock has outperformed the Standard & Poors 500 Stock Index and the Standard & Poors Property and Casualty Index for the ten year period ended December 31, 2002.

Restricted stock grants made to executive officers generally vest after four years from the date of grant, subject to the achievement of predetermined performance goals. Stock options are granted at exercise prices equal to the fair market value of a share of Common Stock at the date of grant. Therefore, the value of the options increase only if the value of the Common Stock increases. Consequently, total executive compensation is linked to the achievement of performance goals and appreciation in Selective's stock price thereby aligning the interests of management with your interests as stockholders.

       FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                       "AGAINST" THE SHAREHOLDER PROPOSAL

            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
William M. Rue, a director of the Company, is President and owner of more than a 5% equity interest in Chas. E. Rue & Sons, Inc., a general insurance agency, which received $1,316,514 in commissions during 2002 for insurance policies placed with the Company's subsidiaries. During 2002, the Company's insurance subsidiaries purchased insurance coverages with premiums of $1,081,053 through the agency. Chas. Rue & Sons, Inc. owns 20% of PL, LLC, which is an insurance fund administrator that places reinsurance through a subsidiary of the Company. In 2002, $427,489 in reinsurance commissions were paid to PL, LLC. The foregoing relationship has existed during the past fiscal year, and the Company intends to continue its relationship with Chas. E. Rue & Sons, Inc.

On December 16, 1994, Messrs. Murphy and Ochiltree, each of whom is an executive officer of the Company, incurred certain indebtedness to the Company in connection with their respective exercises of nonqualified stock options granted on such date under the Company's Stock Option Plan II. Such loans were made by the Company to such officers and certain other employees in order to encourage such employees to exercise their options and thus to align further their interests with those of the stockholders through greater stock ownership. The principal amounts of such loans to Messrs. Murphy and Ochiltree were $105,395 and $197,000, respectively. These loans bear no interest and are due in 2005. Principal amounts outstanding as of February 20, 2003 were $38,993 and $72,890, for Messrs. Murphy and Ochiltree, respectively.

On August 7, 1998, Messrs. Murphy, Coleman and Ochiltree incurred certain indebtedness to the Company in connection with the purchase of the Company's Common Stock on the open market. Loans were made by the Company to senior management and certain other officers in order to encourage greater ownership of Common Stock. The principal amounts of such loans to Messrs. Murphy, Coleman and Ochiltree were $162,495, $83,196 and $98,799, respectively. These loans bear an annual interest rate of 2.5% and are due in 2009. Principal amounts outstanding as of February 20, 2003 were $105,621, $54,077 and $64,219 for Messrs. Murphy, Coleman and Ochiltree, respectively.

                              STOCKHOLDER PROPOSALS
Any stockholder desiring to submit a proposal for inclusion in the Proxy Statement relating to the 2004 Annual Meeting of Stockholders to be held on or about May 5, 2004 must submit the proposal in writing and it must be received at the Company's headquarters at Branchville, New Jersey 07890, Attention:
Corporate Secretary, on or before December 5, 2003, for determination of eligibility in accordance with the rules and regulations of the Securities and Exchange Commission.

Under the Company's By-Laws, if a stockholder wishes to bring a matter before the meeting or if a stockholder wants to nominate a person for election to our board of directors, the stockholder must follow the procedures outlined in
Section 3B of the Company's By-Laws. A copy of the By-Laws, which covers those matters, is available without charge to stockholders of record upon written request to the Corporate Secretary at 40 Wantage Avenue, Branchville, NJ 07890. These procedures are separate from the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

One of the procedural requirements in the By-Laws is timely notice in writing of the business the stockholder proposes to bring before the meeting and/or the nomination the stockholder proposes to make at the meeting. Notice of business proposed to be brought before the 2004 annual meeting and/or director nominations proposed to be made at the 2004 annual meeting must be received by the Corporate Secretary no earlier than January 8, 2004 and no later than February 7, 2004.

The notice for business that the stockholder proposes to bring before the meeting must be a proper matter for stockholder action and must describe:

     o    the business proposed to be brought before the meeting;
     o    the reasons for conducting the business at the meeting;
     o    any material interest of the stockholder in the business;
     o    the beneficial owner, if any, on whose behalf the proposal is made;
     o the name and address of the stockholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and
     o the class and number of shares which are owned beneficially and of record by the stockholder and the beneficial owner.

The notice for a nomination the stockholder proposes to make at the meeting must describe:
     o all information relating to each person whom the stockholder proposes to nominate for election as a director as would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if so elected);
     o the name and address of the stockholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and
     o the class and number of shares which are owned beneficially and of record by the stockholder and the beneficial owner.

                   FINANCIAL STATEMENTS AND OTHER INFORMATION
Consolidated financial statements for the Company and its subsidiaries and the report thereon of KPMG LLP are included in the 2002 Annual Report to Stockholders. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, excluding exhibits, will be provided without charge to stockholders upon written request to the Executive Vice President and Chief Financial Officer, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890. The Form 10-K provided to stockholders will include only a list of exhibits to the Form 10-K. Exhibits will be furnished to stockholders upon request and upon payment of reproduction and mailing expenses.

                                   ACCOUNTANTS
The Company has engaged the services of KPMG LLP as its principal independent accountants for 2003. The Company anticipates making no change in its selection and a representative of that firm is expected to be available at the Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if such representative so desires.

PROXY

                         SELECTIVE INSURANCE GROUP, INC.
             Proxy Solicited on Behalf of the Board of Directors of Selective Insurance Group, Inc. for Annual Meeting of Stockholders, May 7, 2003

The undersigned, a stockholder of Selective Insurance Group, Inc. (the "Company") hereby constitutes and appoints C. Edward Herder, Joan M. Lamm-Tennant, and William M. Rue and/or any one or more of them (with full power of substitution and the full power to act without the others or other), proxies to vote all the shares of the Common Stock of Selective Insurance Group, Inc. registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 7, 2003 at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any adjournment thereof.

Specify your choices by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this Proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

|X|  Please mark your                                                       9061
     votes as in this
     example.
     This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the Election of Directors and AGAINST the Shareholder Proposal.

--------------------------------------------------------------------------------
                     The Board recommends a vote FOR item 1.
--------------------------------------------------------------------------------

1. Election of       FOR       WITHHELD     Nominees for Terms Expiring in 2006:
   Directors.        |_|         |_|        01. A. David Brown
                                            02. William M. Kearns, Jr.
                                            03. S. Griffin McClellan III
                                            04. John F. Rockart, Ph.D.
                                            05. J. Brian Thebault

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   The Board recommends a vote AGAINST item 2.
--------------------------------------------------------------------------------

                                FOR       AGAINST       ABSTAIN
2. Shareholder Proposal.        |_|         |_|           |_|

--------------------------------------------------------------------------------

3. In their discretion upon such other matters as may properly come before the meeting.

--------------------------------------------------------------------------------

SIGNATURE(S) _________________________________________________ DATE ____________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                         ---------------------------------------
                                         Please mark, sign, date and return this
                                         Proxy promptly using the enclosed
                                         envelope.
                                         ---------------------------------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


              NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET

   VOTE BY TELEPHONE            VOTE BY INTERNET              VOTE BY MAIL
Call TOLL-FREE using a         Access the WEBSITE       Return your proxy in the
   Touch Tone phone            and cast your vote             POSTAGE-PAID
    1-877-PRX-VOTE       http://www.eproxyvote.com/sigi    envelope provided.
    1-877-779-8683

Your telephone or Internet vote must be received by midnight eastern time on May 6, 2003 to be counted in the final tabulation.

VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number 1-877-779-8683 using a Touch-Tone phone. You will be prompted to enter your voter control number and then you can follow the prompts that will be presented to you to record your vote.

VOTE BY INTERNET
Have your proxy card available when you access the website http://www.eproxyvote.com/sigi. You will be prompted to enter your voter control number and then you can follow the prompts that will be presented to you to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Selective Insurance Group, Inc., c/o EquiServe Trust Company, N.A., P.O. Box 8079, Edison NJ 08818-9353.

TO CHANGE YOUR VOTE
You may revoke your proxy by giving proper written notice of revocation to the Corporate Secretary of the Company before your proxy is exercised. Any subsequent vote, by any means, will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before midnight eastern time, May 6, 2003 will be the one counted. You may also change your vote by voting in person at the Annual Meeting.